UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/16/2010

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective August 16, 2010, the registrant entered into an amendment to the Credit Agreement, dated as of June 1, 2007, among the registrant and Scholastic Inc., as borrowers, the Initial Lenders named therein, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Bank of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Wachovia Bank, N.A., as syndication agents, and SunTrust Bank and The Royal Bank of Scotland, plc as Documentation Agents, which Credit Agreement was filed as an exhibit to registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on July 30, 2007. The amendment adds "Consolidated Leverage Ratio" as a new definition and test in the Credit Agreement for purposes of determining the ability of registrant to make increased Restricted Payments (as defined) in an amount not to exceed $200 million. The amendment also redefined the "Base Rate" for determining the applicable interest rate to be applied to borrowings under the Credit Agreement as a rate equal to the higher of (i) the prime rate, (ii) the prevailing Federal Funds rate plus 0.500% or (iii) the Eurodollar Rate for a one month interest period plus 1%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: August 19, 2010	By:	/s/ Andrew S. Hedden
Andrew S. Hedden
Executive Vice President and General Counsel